                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) July 8, 2002
                                                  ------------


                            Franklin Receivables LLC
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

        Delaware                    333-72180                   94-3301-790
--------------------------------------------------------------------------------
(State of Incorporation)     (Commission File Number)       (I.R.S. Employer
                                                             Identification No.)

   47 West 200 South, Suite 500
       Salt Lake City, Utah                           84101
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)            (Zip Code)


Registrant's Telephone Number, including area code  (801) 238-6700
                                                   -----------------------------


________________________________________________________________________________
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.   Other Events

     Pursuant to the Sale and Servicing Agreement, dated as of June 1, 2002, among Franklin Receivables LLC ("Franklin Receivables"), Franklin Auto Trust 2002-1 (the "Trust"), Franklin Capital Corporation ("Franklin Capital"), and Franklin Resources, Inc ("Resources"), on or about July 8, 2002, Franklin Receivables transferred to the Trust motor vehicle retail installment sale contracts having an aggregate outstanding principal balance of $37,513,308.43 as of July 1, 2002.

ITEM 7.   Financial Statements and Exhibits

     (a)  Financial Statements - Not Applicable

     (b)  Pro Forma Financial Information - Not Applicable

     (c)  Exhibits

Item 601(a) of Regulation S-K

Exhibit No.    Description
-----------    -----------

    4.1 Subsequent Transfer Agreement, dated as of July 8, 2002, among Franklin Receivables, Franklin Capital, Resources and the Trust.

   10.1 Subsequent Purchase Agreement, dated as of July 8, 2002, between Franklin Receivables and Franklin Capital.

   10.2 Assignment, dated as of July 8, 2002, to Franklin Receivables from Franklin Capital.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              FRANKLIN RECEIVABLES LLC


                              By: Franklin Capital Corporation as its Managing Member

                                    By:   /s/ Harold E. Miller Jr.
                                          ----------------------------------
                                          Name:  Harold E. Miller Jr.
                                          Title: President and CEO


July 11, 2002

                                INDEX TO EXHIBITS


Exhibit No.      Description
-----------      -----------

    4.1 Subsequent Transfer Agreement, dated as of July 8, 2002, among Franklin Receivables, Franklin Capital, Resources and the Trust.

   10.1 Subsequent Purchase Agreement, dated as of July 8, 2002, between Franklin Receivables and Franklin Capital.

   10.2 Assignment, dated as of July 8, 2002, to Franklin Receivables from Franklin Capital.